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                                                                     EXHIBIT 3.2


                                    FORM OF

                          FIFTH AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             PREVIEW SYSTEMS, INC.

     The undersigned, Vincent Pluvinage and Elias J. Blawie, hereby certify that:

     1. They are the duly elected, qualified and acting President and Secretary, respectively, of Preview Systems, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on April 22, 1998 under the name of P2 Software, Inc.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Preview Systems, Inc. (the "Corporation").
                                                                 -----------

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE IV

     Upon the effective date of the filing of this Certificate of Incorporation, every two shares of the corporation's outstanding capital stock shall be converted and reconstituted into one share of capital stock (the "Stock Split"). No further adjustment of any preference or price set forth in this Article IV shall be made as a result of the Stock Split, as all share amounts, amounts per share and per share numbers set forth in this Certificate of Incorporation have been adjusted to reflect the Stock Split.
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     (A) Classes of Stock.  The Corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the Corporation is authorized to issue is 27,141,961 shares, each with a par value of $0.0002 per share. 17,500,000 shares shall be Common Stock and 9,641,961 shares shall be Preferred Stock.

     (B) Rights, Preferences and Restrictions of Preferred Stock.  The Preferred
         -------------------------------------------------------
Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist
                                     ------------------------
of 573,500 shares.  The second series of Preferred Stock shall be designated

"Series B Preferred Stock" and shall consist of 352,500 shares.  The third
-------------------------
series of Preferred Stock shall be designated "Series C Preferred Stock" and
                                               ------------------------
shall consist of 1,275,430 shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of 301,401 shares.
               ------------------------
The fifth series of Preferred Stock shall be designated "Series E Preferred
                                                         ------------------
Stock" and shall consist of 1,150,000 shares.  The sixth series of Preferred
-----
Stock shall be designated "Series F Preferred Stock" and shall consist of
                           ------------------------
1,600,000 shares.  The seventh series of Preferred Stock shall be designated

"Series G Preferred Stock" and shall consist of 4,389,130 shares.  The rights,
-------------------------
preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are as set forth below in this Article IV(B). The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are sometimes collectively referred to herein as "Preferred
                                                                  ---------
Stock."
-----

          1.  Dividend Provisions.  The holders of shares of Preferred Stock
              -------------------
shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of: (a) $0.08 per share per annum on each outstanding share of Series A Preferred Stock; (b) $0.16 per share per annum on each outstanding share of Series B Preferred Stock; (c) $0.288 per share per annum on each outstanding share of Series C Preferred Stock; (d) $0.60 per share per annum on each outstanding share of Series D Preferred Stock; (e) $1.03 per share per annum on each outstanding share of Series E Preferred Stock; (f) $0.45 per share per annum on each outstanding share of Series F Preferred Stock; and
(g) $0.538 per share per annum on each outstanding share of Series G Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends in the total amount of: (a) $0.08 per share on the Series A Preferred Stock; (b) $0.16 per share on the Series B Preferred Stock; (c) $0.288 per share on each outstanding share of Series C Preferred Stock; (d) $0.60 per share on the Series D Preferred Stock; (e) $1.03 per share on the Series E Preferred Stock; (f) $0.45 per share on the

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Series F Preferred Stock; and (g) $0.538 per share on the Series G Preferred
Stock shall have been paid or declared and set apart. After payment of such dividends, any additional dividends declared shall be distributed among all holders of all Preferred Stock and holders of Common Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted into Common Stock based on the effective Conversion Price (as defined herein). The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

          2.  Liquidation Preference.
              ----------------------

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, in which the aggregate proceeds to be distributed to all stockholders of the Corporation is equal to or less than $200,000,000, then:

                  (i) the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $1.00 per share for each share of Series A Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred Stock; (ii) $2.00 per share for each share of Series B Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred Stock; (iii) $3.20 per share for each share of Series C Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred Stock; (iv) $6.68 per share for each share of Series D Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series D Preferred Stock; (v) $12.88 per share for each share of Series E Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series E Preferred Stock; (vi) $5.00 per share for each share of Series F Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series F Preferred Stock; and (vii) $6.72 per share for each share of Series G Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series G Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and pari passu among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock

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in proportion to the preferential amount each such holder would otherwise be entitled to receive pursuant to this Section 2(a) if such amount were satisfied in full.

                    (ii) After payment has been made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, any remaining assets of this Corporation available for distribution shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) until:
(i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $2.00 per share (including amounts paid pursuant to Section 2(a)(i) above); (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $4.00 per share (including amounts paid pursuant to Section 2(a)(i) above); (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $6.40 per share (including amounts paid pursuant to Section 2(a)(i) above); (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $13.36 per share (including amounts paid pursuant to Section 2(a)(i) above); (v) with respect to the holders of Series E Preferred Stock, such holders shall have received an aggregate of $25.76 per share (including amounts paid pursuant to Section 2(a)(i) above); (vi) with respect to the holders of Series F Preferred Stock, such holders shall have received an aggregate of $10.00 per share (including amounts paid pursuant to Section 2(a)(i) above); and (vii) with respect to the holders of Series G Preferred Stock, such holders shall have received an aggregate of $13.44 per share (including amounts paid pursuant to Section 2(a)(i) above). Thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

               (b) In the event of any liquidation, dissolution or winding up of the Corporation, in which the aggregate proceeds to be distributed to all stockholders of the Corporation is greater than $200,000,000, then:

                    (i) the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $1.00 per share for each share of Series A Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred Stock; (ii) $2.00 per share for each share of Series B Preferred Stock then held by them, and, in addition, an amount equal to all declared

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but unpaid dividends on the Series B Preferred Stock; (iii) $3.20 per share for each share of Series C Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred Stock; (iv) $6.68 per share for each share of Series D Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series D Preferred Stock; (v) $12.88 per share for each share of Series E Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series E Preferred Stock; (vi) $5.00 per share for each share of Series F Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series F Preferred Stock; and (vii) $6.72 per share for each share of Series G Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series G Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and pari passu among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive pursuant to this Section 2(b) if such amount were satisfied in full.

                     (ii) After payment has been made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

               (c) A merger of the Corporation with or into any other Corporation or Corporations or a sale of all or substantially all of the assets of the Corporation, shall not be treated as a liquidation, dissolution or winding up for purposes of this Section 2, but shall instead be treated pursuant to Section 3 hereof.

          3.   Merger.
               ------

               (a)   At any time, in the event of:

                     (i) any consolidation or merger of the Corporation with or into another corporation or other entity or person (excluding any merger effected exclusively for the purpose of changing the corporate domicile of the Corporation), or any other corporate

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reorganization or other transaction or series of related transactions by the
Corporation, in any such case, in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions shall own less than 50% of the voting securities of the surviving corporation immediately after such transaction or series of related transactions, or

                    (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation (including for purpose of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets), then,

                           (A)   if the aggregate proceeds to be distributed to
all stockholders of the Corporation in such transaction is equal to or less than $200,000,000:

                                 (1)   the holders of Preferred Stock shall be
paid for each share of Preferred Stock then held by them, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to: (i) $1.00 per share for each share of Series A Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series A Preferred Stock as of the date of closing of such transaction; (ii) $2.00 per share for each share of Series B Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series B Preferred Stock as of the date of closing of such transaction;
(iii) $3.20 per share for each share of Series C Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series C Preferred Stock as of the date of closing of such transaction; (iv) $6.68 per share for each share of Series D Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series D Preferred Stock as of the date of closing of such transaction; (v) $12.88 per share for each share of Series E Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series E Preferred Stock; (vi) $5.00 per share for each share of Series F Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series F Preferred Stock; and (vii) $6.72 per share for each share of Series G Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series G Preferred Stock. Such payments shall be made by purchase of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock by the surviving corporation or entity pursuant to an agreement which provides that such purchased shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be canceled by such surviving corporation or entity effective upon the closing of such purchase. If, upon the occurrence of such event, the cash and securities thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and pari passu among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock

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in proportion to the preferential amount each such holder would otherwise be entitled to receive pursuant to this Section 3(a)(ii) if such amount were satisfied in full.

                              (2)   After payment has been made to the holders
of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, any remaining assets of this corporation available for distribution shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) until: (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $2.00 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above); (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $4.00 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above);
(iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $6.40 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above); (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $13.36 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above); (v) with respect to the holders of Series E Preferred Stock, such holders shall have received an aggregate of $25.76 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above); (vi) with respect to the holders of Series F Preferred Stock, such holders shall have received an aggregate of $10.00 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above); and (vii) with respect to the holders of Series G Preferred Stock, such holders shall have received an aggregate of $13.44 per share (including amounts paid pursuant to Section 3(a)(ii)(A)(1) above). Thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

                    (B) if the aggregate proceeds to be distributed to all stockholders of the Corporation in such transaction is greater than $200,000,000:

                          (1)   the holders of Preferred Stock shall be paid
for each share of Preferred Stock then held by them, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to: (i) $1.00 per share for each share of Series A Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series A Preferred Stock as of the date of closing of such transaction; (ii) $2.00 per share for each share of Series B Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series B Preferred Stock as of the date of closing of such transaction; (iii) $3.20 per share for each share of Series C Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series C Preferred Stock as of

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the date of closing of such transaction; (iv) $6.68 per share for each share of
Series D Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series D Preferred Stock as of the date of closing of such transaction; (v) $12.88 per share for each share of Series E Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series E Preferred Stock; (vi) $5.00 per share for each share of Series F Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series F Preferred Stock; and (vii) $6.72 per share for each share of Series G Preferred Stock, plus an amount equal to all declared but unpaid dividends per share of Series G Preferred Stock. Such payments shall be made by purchase of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock by the surviving corporation or entity pursuant to an agreement which provides that such purchased shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be canceled by such surviving corporation or entity effective upon the closing of such purchase. If, upon the occurrence of such event, the cash and securities thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and pari passu among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive pursuant to this Section 3(a)(ii) if such amount were satisfied in full.

                              (2)   After payment has been made to the holders
of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full preferential amounts to which they shall be entitled as aforesaid, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

              (b) Any securities to be delivered to the holders of Preferred Stock pursuant to Section 2 or Section 3 above shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                          (A) If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30 calendar-day period ending three business days prior to the closing;

                              (B)   If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30 calendar-day period ending three business days prior to the closing; and

                              (C)   If there is no active public market, the
value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors and the holders of at least a majority of the voting power of all the outstanding shares of Preferred Stock of the Corporation.

                       (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the fair market value determined as above in
(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                (c) In the event the requirements of Section 3(b) are not complied with, the Corporation shall forthwith either:

                       (i) cause such closing to be postponed until such time as the requirements of such paragraph have been complied with, or

                       (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(d) hereof.

                (d) This Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction, which notice shall be mailed, postage prepaid, to the post office address of such holder last shown on the records of the Corporation, not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3 and shall specify the date of closing of such transaction. This Corporation shall thereafter give such holders prompt notice of any material changes in the terms and conditions of the transaction. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such notice periods may be shortened upon the written consent of the holders of a majority of the shares of Preferred Stock then outstanding.

                (f) In the event of any stock dividend, split, combination or similar recapitalization of a series of Preferred Stock, the per share amounts listed in Sections 1, 2(a), 2(b), and 3(a) above shall be appropriately adjusted.

          4.  Conversion.  The holders of Preferred Stock shall have conversion
              ----------
rights as follows (the "Conversion Rights"):
                        -----------------

              (a)   Right to Convert.  Subject to Section 4(c), each share of
                    ----------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying the Conversion Rate for such series of Preferred Stock (as determined under this subsection 4(a)) by the number of shares of Preferred Stock being converted.
The Conversion Rate shall equal the quotient obtained by dividing (i) $1.00 in the case of the Series A Preferred Stock; (ii) $2.00 in the case of the Series B Preferred Stock; (iii) $3.20 in the case of the Series C Preferred Stock; (iv) $6.68 in the case of the Series D Preferred Stock; (v) $12.88 in the case of the Series E Preferred Stock, (vi) $5.00 in the case of the Series F Preferred Stock and (vii) $6.72 in the case of the Series G Preferred Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be: (i) $1.00 in the case of the Series A Preferred Stock; (ii) $2.00 in the case of the Series B Preferred Stock; (iii) $3.20 in the case of the Series C Preferred Stock; (iv) $6.68 in the case of the Series D Preferred Stock; (v) $12.88 in the case of the Series E Preferred Stock; (vi) $5.00 in the case of the Series F Preferred Stock; and (vii) $6.72 in the case of the Series G Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) below.

              (b)   Automatic Conversion.  Each share of Preferred Stock shall
                    --------------------
automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such share immediately upon the earlier of: (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
the public offering price of which results in aggregate cash proceeds to the Corporation of $15,000,000 (net of underwriting discounts and commissions) and prior to which the market capitalization (assuming the conversion of all Preferred Stock, the exercise of all outstanding warrants and options, and the issuance and exercise of all remaining unissued options under the Company's stockholder-approved stock option plans) of the Corporation at the proposed offering price is at least $200,000,000; (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class; or (iii) at such time as a majority of the then-outstanding shares of Preferred Stock has converted into Common Stock.

              (c)   Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)   Conversion Price Adjustments of Preferred Stock for Certain
                     -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
-------------------------------------------
A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be subject to adjustment from time to time as follows:

                     (i)  Issuance of Additional Stock below Purchase Price.  If
                          -------------------------------------------------
the Corporation shall issue, after the date upon which any shares of Preferred Stock were first issued (the "Purchase Date" with respect to such series), any
                              -------------
Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this
Section 4(d)(i).

                          (A)   Adjustment Formula.  Whenever the Conversion
                                ------------------
Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below, including all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and all shares of Common Stock issuable upon conversion or exercise of options, warrants, or other outstanding securities of the Corporation.

                        (B)  Definition of "Additional Stock".  For purposes of
                             -------------------------------
this Section 4(d)(i), "Additional Stock" shall mean any shares of Common Stock
                       ----------------
issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date other than:

                             (1)   Common Stock issued pursuant to a transaction
described in Section 4(d)(ii) hereof,

                             (2)   Shares of Common Stock issuable or issued to
employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

                             (3)   Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions,

                             (4)   Shares of Common Stock or Preferred Stock
issuable upon exercise of warrants issued by (a) Portland Software, Inc. and Preview Software, Inc. and outstanding as of the date of this Fourth Amended and Restated Certificate of Incorporation and (b) the Corporation to the placement agent in connection with financial services related to the Corporation's Series G Preferred Stock financing transaction,

                             (5)   Capital stock or warrants or options to
purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                             (6)   Shares of Common Stock issued or issuable
upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, and

                             (7)   Shares of Common Stock issued or issuable in
a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.

                             (8)   Common Stock issued (or deemed to have been
issued pursuant to Section 4(d)(i)(E)) upon the approval of a majority of the outstanding shares of Preferred Stock, who shall agree that such shares shall not constitute Additional Stock.

                    (C)  No Fractional Adjustments.  No adjustment of the
                         -------------------------
Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

               (D)  Determination of Consideration.  In the case of the issuance
                    ------------------------------
of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               (E)  Deemed Issuances of Common Stock.  In the case of the
                    --------------------------------
issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D).

                                   (3)  In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                   (4)  Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   (5)  The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

                             (F)   No Increased Conversion Price.
                                   -----------------------------
Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                     (ii)    Stock Splits and Dividends.  In the event the
                             --------------------------
Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 4(d)(i)(E).

               (iii)  Reverse Stock Splits.  If the number of shares of Common
                      --------------------
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock (other than as a result of the Stock Split effected by this Fifth Amended and Restated Certificate of Incorporation), then, following the record date of such combination, the Conversion Price for each of series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e)  Other Distributions.  In the event the Corporation shall declare
               -------------------
a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations.  If at any time or from time to time there
               -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Section 3 or this Section 4) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (g)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

               (h)  No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (i)  Notices of Record Date.  In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j)  Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (k)  Notices.  Any notice required by the provisions of this
                    -------
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5.  Voting Rights.
              -------------

              (a)   Generally.  The holder of each share of Preferred Stock
                    ---------
shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b)  Board of Directors.  The Board of Directors of the
                    ------------------
Corporation shall consist of seven directors. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, shall elect two members of the Board of Directors of the Corporation. The holders of shares of Series E Preferred Stock, voting separately as a class, shall elect one member of the Board of Directors of the Corporation. The holders of shares of Series G Preferred Stock, voting separately as a class, shall elect two members of the Board of Directors of the Corporation. The holders of Common Stock, voting separately as a class, shall elect one member of the Board of Directors of the Corporation. The remaining members of the Board of Directors shall be elected by the Common Stock and Preferred Stock, voting together as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy, except that all directors acting unanimously may fill a vacancy in the seat to be elected by the holders of Common and Preferred Stock voting together as a class. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or series with voting power to elect him or her in accordance with the Delaware General Corporation Law. With respect to all board seats to be elected by a given class as specified above, cumulative voting shall apply for the seats to be elected by that class.

          6.  Protective Provisions.
              ---------------------

              (a) So long as at least 312,500 shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Preferred Stock, voting together as a class:

                    (i) effect a merger, consolidation, sale or disposition of all or substantially all of the properties or assets of the Corporation unless the Corporation is the surviving or acquiring corporation and stockholders immediately prior to such transaction constitute a majority of stockholders in interest of the surviving corporation after giving effect to such transaction;

                    (ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock so as to affect adversely the shares of such series;

                    (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;

                    (iv) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock with respect to voting, dividends, conversion or upon liquidation;

                    (v) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

                    (vi) amend any provision of the Certificate of Incorporation of the Corporation; or

                    (vii) take any corporate action which results in any series of Preferred Stock not qualifying as Section 1202 "small business stock."

               (b) In addition to the approvals required in Section 6(a) above, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, voting together as a class:

                    (i) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock, Series E Preferred Stock or Series G Preferred Stock with respect to voting, dividends, conversion or upon liquidation;

                    (ii) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, Series E Preferred Stock or Series G Preferred Stock; or

                    (iii) effect a merger, consolidation, sale or disposition of all or substantially all of the properties or assets of the Corporation unless the Corporation is the surviving or acquiring corporation and stockholders immediately prior to such transaction constitute a majority of stockholders in interest of the surviving corporation after giving effect to such transaction.

          7.   Status of Converted Stock.  In the event any shares of  Preferred
               -------------------------
Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          8.   Redemption.  The Preferred Stock is not redeemable.
               ----------

     (C)  Common Stock.
          ------------

          1.  Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  Liquidation Rights.  Upon the liquidation, dissolution or winding
              ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

          3.  Redemption.  The Common Stock is not redeemable.
              ----------

          4.  Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                  ARTICLE VI

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

     The Corporation is to have perpetual existence.

                                 ARTICLE VIII

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation."

                                  *    *    *



                            (Signature Page Follows)

     The foregoing Fourth Amended and Restated Certificate of Incorporation has been duly adopted by the corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Cupertino, California this ___ day of _________, 1999.



                                        __________________________________
                                        Vincent Pluvinage, President


                                        __________________________________
                                        Elias J. Blawie, Secretary

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